EXHIBIT 10.28

INSTALLMENT PAYMENT AGREEMENT

BETWEEN GREAT LAKES AVIATION, LTD. AND

UNITED STATES DEPARTMENT OF HOMELAND SECURITY

TRANSPORTATION SECURITY ADMINISTRATION

This repayment agreement is for a sum justly due and owing by Great Lakes Aviation, Ltd. (Debtor), arising from the September 11th Security Fee and the Aviation Security Infrastructure Fee required by the Administrator of the Transportation Security Administration (TSA) through 49 CFR §§ 1510 and 1511, in accordance with 49 U.S.C. § 44940.

Debtor agrees to pay the total amount of $2,474,030.80, which consists of $654,232.50 for September 11th Security Fees and $1,819,798.30 for Aviation Security Infrastructure Fees due and owing for the months of February 2002 through June 2004. This amount is to be paid as follows: 36 monthly installments of $68,723.08 due no later than the last working day of each month for the period of July 2004 through June 2007. The payments will be posted in satisfaction of the most delinquent Aviation Security Infrastructure Fee and September 11th Security Fee debts. Each payment will be applied in proportion to each individual fee’s delinquent debt to the total delinquent debt, i.e., 74% of each payment will be applied to the Aviation Security Infrastructure Fee balance, and 26% of each payment will be applied to the September 11th Security Fee debt.

In addition to the monthly payment of $68,723.08 to be applied to past due fees, Debtor agrees to timely remit both the September 11th Security Fee and the Aviation Security Infrastructure Fee that are due on the last working day of each future month as required by the respective Federal Regulations. This agreement does not waive TSA’s rights to collect additional September 11th Security Fees or Aviation Security Infrastructure Fees owed under this regulation as may be determined by a future Government audit.

These installments are to be paid according to the attached instructions included as an appendix to this agreement, in the amount due for each installment, on or before each due date, until the full obligation is paid.

If any installment remains unpaid for a period of 10 days after its due date, the entire amount of the obligation, less those payments already made, shall immediately become due and payable at the option of the TSA without demand or notice, which Debtor expressly waives.

INSTALLMENT PAYMENT AGREEMENT

BETWEEN GREAT LAKES AVIATION, LTD. AND

UNITED STATES DEPARTMENT OF HOMELAND SECURITY

TRANSPORTATION SECURITY ADMINISTRATION

TSA has the right to collect interest as part of an installment payment schedule pursuant to 49 C.F.R. §89.21(g). However, TSA has waived interest on this debt pursuant to Section 89.23(e)(3) of the Department of Transportation Regulations for the Implementation of the Federal Claims Collection Act, and Section 901.9 of the Federal Claims Collection Standards (49 C.F.R. § 89.23(e)(3) and 31 C.F.R. § 901.9(g), respectively). Debtor understands that this waiver of interest shall continue in force only so long as payments are made in accordance with the schedule set forth above.

Should debtor fail to comply with the terms of the installment payment schedule, the debt will be considered delinquent. Federal law requires TSA to charge interest on the delinquent debt. The interest will be charged at a fixed annual rate of 2%, along with an administrative charge of $12.00 per month, representing TSA’s administrative costs of collection. Furthermore, if the amount assessed is not paid in full within 90 days of the date that the debt becomes delinquent, TSA is required to assess an additional penalty at an annual rate of 6%, accruing from the date of delinquency. The claim may be reported to credit bureaus or consumer reporting agencies, forwarded to a collection agency, the General Accounting Office, the Department of Justice, or private counsel contracting with the Department of Justice for collection. Debts delinquent for more than 180 days will be referred to the U.S. Department of Treasury for further collection action, including offset of Federal payments and tax refunds, or to the United States Department of Justice for litigation. Additionally, TSA may consider the suspension or revocation of licenses, permits, or other privileges for inexcusable or willful failure of a debtor to pay the debt.

Debtor authorizes and empowers the TSA Office of the Chief Counsel, and the Chief Counsel’s Deputies, or any attorney of any court of record, State or Federal, to appear for Debtor and to enter and confess judgment against Debtor for the entire amount of this obligation less payments actually made at any time after the obligation becomes due and payable, as herein provided, in any court of record, Federal or State; to waive any venue requirement in the suit; to release all errors that may intervene in entering a judgment or in issuing any execution of the judgment; and consent to immediate execution of the judgment. Debtor hereby ratifies and confirms all that such attorney may do by virtue of this paragraph.

Debtor acknowledges and confirms that this confession of judgment is for a debt justly due and owing by Debtor to the United States, having been imposed by the Administrator through 49 CFR §§ 1510 and 1511 in accordance with 49 U.S.C. § 44940.

INSTALLMENT PAYMENT AGREEMENT

BETWEEN GREAT LAKES AVIATION, LTD. AND

UNITED STATES DEPARTMENT OF HOMELAND SECURITY

TRANSPORTATION SECURITY ADMINISTRATION

In the event that Debtor defaults or fails to fully carry out the obligations of this promissory note, then the Administrator may sue to enforce this note for collection. Debtor understands that nothing in this repayment agreement is an expressed or implied waiver of the Administrator’s authorities to seek civil penalties, injunctive relief, interest, or other relief.

August 11, 2004
Date	Date

/s/ Charles R. Howell IV
Signature of Debtor Representative	Robert Gardner Assistant Administrator for Finance and Administration and Chief Financial Officer
Chief Executive Officer
Title of Debtor Representative

307-432-7000
Phone Number

3